SiriusPoint Announces Second Quarter 2021 Earnings Results

Net Income Available to Common Shareholders of $64.5 million, or $0.37 per Diluted Common Share
Tangible Diluted Book Value per Share of $14.30 as of June 30, 2021
Combined Ratio of 92.8%
Annualized Return on Average Common Equity of 10.6%

HAMILTON, Bermuda, August 5, 2021 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its second quarter ended June 30, 2021.

Second Quarter 2021 Highlights
•Net income of $64.5 million, or $0.37 per diluted common share
•Tangible diluted book value per share increased $0.33, or 2.4%, from the first quarter of 2021 to $14.30
•Combined ratio of 92.8% and net underwriting income of $33.3 million
•Catastrophe losses were $12.7 million or 2.7 percentage points on the Company’s combined ratio
•Annualized return on average common equity of 10.6%
•Net investment income of $77.4 million
•$417 million loss portfolio transfer transaction with Compre
Sid Sankaran, Chairman and Chief Executive Officer, SiriusPoint, said: “I am very pleased with our team’s execution through SiriusPoint's first full quarter. Underwriting this quarter has been keenly focused on remediation. We have made progress on re-balancing the portfolio between reinsurance and insurance to stabilize our book, manage volatility and deliver underwriting profit, over time. We are off to a great start and have established strong momentum that is reflected in the number of deals closed in our first four months of operations. We have attracted experienced and innovative partners and launched businesses including insurtech Joyn Insurance, with Seraina Macia, Banyan Risk, with Tim Usher-Jones, and Hestia Capital with Jean Francois Bahier and Peter Norris. Our existing partnerships with MGUs including Pie, and Arcadian Risk led by industry veteran John Boylan, also continue to add value and offer long term opportunity.”
SiriusPoint also announced today a loss portfolio transfer transaction with Compre, a legacy runoff specialist. The loss portfolio transfer, which is subject to regulatory approval, covers $417 million of loss reserves subject to or associated with the transaction, including much of the legacy Sirius Group Runoff business, including Asbestos and Environmental, for a premium of $430 million.
Mr. Sankaran commented: “Our transaction with Compre underscores the ongoing transformation of SiriusPoint, our focus on optimizing capital allocation and rebalancing towards insurance and higher margin and growth lines, and provides further clarity on SiriusPoint's reserve position.
“With SiriusPoint, we are embarking on a journey to create a company with a sustainable long-term franchise and a focus on book value creation” Mr. Sankaran continued. “Our approach to capital allocation and our ability to be nimble has allowed us to take advantage of current market conditions, but our strategy does not rely on a hard market. We are building a company with a strong entrepreneurial culture under the premise that soft markets are the norm, while planning around long term macro trends that require disciplined investments and a growth mindset.”

Key Financial Metrics
The following table shows certain key financial metrics for the three and six months ended June 30, 2021 and 2020:

	Three months ended		Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	($ in millions, except for per share data and ratios)
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	10.6%	38.3%	19.3%	(8.6)%
Net underwriting income (1)	$33.3	$0.2	$42.0	$2.3
Combined ratio (1)	92.8%	99.8%	94.2%	99.2%
Basic book value per share (2) (4)	$15.59	$16.88	$15.59	$16.88
Tangible basic book value per share (2) (4)	$14.48	$16.88	$14.48	$16.88
Diluted book value per share (2) (3) (4)	$15.37	$16.71	$15.37	$16.71
Tangible diluted book value per share (2) (4)	$14.30	$16.71	$14.30	$16.71
(1)See the accompanying Segment Reporting for a calculation of net underwriting income and combined ratio.
(2)Basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share are non-GAAP financial measures.
(3)In the first quarter of 2021, we changed the method for calculating the dilutive effect of restricted shares, restricted share units and options to calculate the dilutive impact in a manner consistent with how dilution is calculated using the treasury stock method for earnings per share. See the accompanying reconciliations in “Non-GAAP Measures and Reconciliations & Key Performance Indicators”.
(4)Prior year comparatives represent amounts as of December 31, 2020.
Second Quarter 2021 Summary
Underwriting Results
The acquisition of Sirius Group, which occurred on February 26, 2021, has created a highly diversified portfolio with expanded underwriting capabilities, geographic footprint and product offerings. Effective January 1, 2021, the Company reports four operating segments: Accident & Health (“A&H”), Specialty, Property and Runoff & Other.
In addition, effective January 1, 2021, the Company changed its accounting policy for assumed written premium recognition. Previously, the Company estimated ultimate premium written for the entire contract period and recorded this estimate at inception of the contract. The Company changed its accounting policy to recognize premiums written ratably over the term of the related policy or reinsurance treaty. The change in accounting policy had no impact on the previously reported net income (loss) or shareholders’ equity attributable to SiriusPoint common shareholders. Prior period segment results have been adjusted to conform to the current period presentation.
Net premiums earned increased by $325.5 million, or 231.2%, to $466.3 million for the three months ended June 30, 2021 from $140.8 million for the three months ended June 30, 2020, primarily driven by an increase in net premiums earned of $359.9 million as a result of new premiums from the legacy Sirius Group companies.
Net premiums earned increased by $435.2 million, or 151.6%, to $722.3 million for the six months ended June 30, 2021 from $287.1 million for the six months ended June 30, 2020, primarily driven by an increase in net premiums earned of $475.8 million as a result of new premiums from the legacy Sirius Group companies from the date of acquisition.
We generated net underwriting income of $33.3 million and a combined ratio of 92.8% for the three months ended June 30, 2021, compared to net underwriting income of $0.2 million and a combined ratio of 99.8% for the three months ended June 30, 2020. The improvement in net underwriting results was primarily driven by net underwriting income of $25.8 million from the legacy Sirius Group companies, mainly in the Property and A&H segments.
We generated net underwriting income of $42.0 million and a combined ratio of 94.2% for the six months ended June 30, 2021, compared to net underwriting income of $2.3 million and a combined ratio of 99.2% for the six months ended June 30, 2020. The improvement in net underwriting results was primarily driven by net underwriting income of $33.9 million from the legacy Sirius Group companies from the date of acquisition, mainly in the Property and A&H segments.
Catastrophe losses, net of reinsurance and reinstatement premiums, for the three and six months ended June 30, 2021 were $12.7 million and $18.4 million, respectively, or 2.7 and 2.5 percentage points, respectively, on the combined ratio, from European windstorms in the second quarter and winter storm Uri in the first quarter compared to no catastrophe losses recorded for the three and six months ended June 30, 2020.

A&H Segment
Gross premiums written in the A&H segment were $90.6 million for the three months ended June 30, 2021, an increase of $89.3 million compared to the three months ended June 30, 2020, primarily driven by an increase in premiums of $90.6 million as a result of new premiums from the legacy Sirius Group companies.
For the three months ended June 30, 2021, the A&H segment generated net underwriting income of $3.1 million and a combined ratio of 97.0%, compared to a net underwriting loss of $1.7 million for the three months ended June 30, 2020.
Specialty Segment
Gross premiums written in the Specialty segment were $289.3 million for the three months ended June 30, 2021, an increase of $215.5 million, or 292.0%, compared to the three months ended June 30, 2020, primarily driven by an increase in premiums of $150.6 million as a result of new premiums from the legacy Sirius Group companies, and due to new casualty premium of $59.8 million in the period written by our Bermuda incorporated MGU, Arcadian Risk, in which we invest capital and expertise.
The Specialty segment generated a net underwriting loss of $0.1 million and a combined ratio of 100.0% for the three months ended June 30, 2021, compared to a net underwriting loss of $7.9 million and a combined ratio of 108.0% for the three months ended June 30, 2020. The change in underwriting results for the three months ended June 30, 2021, compared to the three months ended June 30, 2020, was primarily driven by lower COVID-19 losses.
Property Segment
Gross premiums written in the Property segment were $213.2 million for the three months ended June 30, 2021, an increase of $140.6 million, or 193.7%, compared to the three months ended June 30, 2020, primarily driven by an increase in premiums of $193.1 million as a result of new premiums from the legacy Sirius Group companies.
The Property segment generated net underwriting income of $30.2 million and a combined ratio of 80.4% for the three months ended June 30, 2021, compared to net underwriting income of $10.4 million and a combined ratio of 74.6% for the three months ended June 30, 2020. The change in underwriting results for the three months ended June 30, 2021, compared to the three months ended June 30, 2020, was primarily driven by net underwriting income of $25.0 million as a result of the legacy Sirius Group companies. Catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended June 30, 2021 were $12.7 million, primarily from European Windstorms compared to no catastrophe losses recorded for the three months ended June 30, 2020. Net favorable prior year loss reserve development was $8.6 million for the three months ended June 30, 2021 compared to minimal prior year loss reserve development for the three months ended June 30, 2020.
Investments
Net investment income was $77.4 million for the three months ended June 30, 2021, compared to net investment income of $137.2 million for the three months ended June 30, 2020.
Net investment income for the three months ended June 30, 2021 was primarily attributable to net investment income of $44.7 million from our investment in the TP Enhanced Fund, corresponding to a 3.7% return. The return was primarily attributable to long event/fundamental equities, particularly in the enterprise technology and healthcare sectors, as well as corporate and structured credit. In addition, the Company recognized net investment income of $35.5 million on fixed maturity, short term, cash equivalents and alternative investments. This was mainly attributable to unrealized gains of $25.5 million resulting from both market appreciation and favorable foreign exchange developments.
Net investment income for the three months ended June 30, 2020 was primarily attributable to net investment income of $98.6 million from our investment in the TP Enhanced Fund, as well as investment income from our opportunistic credit investments made at the end of the first quarter of 2020 to take advantage of dislocations in the credit market brought on by the COVID-19 pandemic.
Conference Call Details
The Company will hold a conference call to discuss its second quarter 2021 results at 8:30 a.m. Eastern Time on August 6, 2021. The call will be webcast live over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will also be available by dialing 1-877-300-8521 (domestic) or 1-412-317-6026 (international). Participants should ask for the SiriusPoint Ltd. second quarter 2021 earnings call.
A replay of the live conference call will be available approximately two hours after the call. The replay will be available on the Company’s website at www.siriuspt.com under the “Investor Relations” section.

Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding optimizing capital allocation, rebalancing towards insurance, creating a sustainable long-term franchise and book value. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the costs, expense and difficulties of the integration of the operations of Sirius Group; the impact of the novel coronavirus (COVID-19) pandemic or other unpredictable catastrophic events; fluctuations in our results of operations; a downgrade or withdrawal of our financial ratings; inadequacy of loss and loss adjustment expenses reserves; the effects of global climate change; periods characterized by excess underwriting capacity and unfavorable premium rates; reduced returns or losses in SiriusPoint’s investment portfolio; adverse changes in interest rates, foreign currency exchange rates, equity markets, debt markets or market volatility; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; SiriusPoint’s significant deferred tax assets, which could become devalued if either SiriusPoint does not generate sufficient future taxable income or applicable corporate tax rates are reduced; the lack of availability of capital; future strategic transactions such as acquisitions, dispositions, mergers, investments or joint ventures; technology breaches; our concentrated exposure in Third Point Enhanced LP (the “TP Enhanced Fund”) whose investment strategy may bear substantial investment risks; conflicts of interest among various members of TP Enhanced Fund, Third Point LLC and SiriusPoint; and other risks and uncertainties listed in the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and any subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Book value per share metrics are non-GAAP financial measures. We believe that long-term growth in book value per share is an important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
SiriusPoint is a top 20 global insurer and reinsurer providing solutions to clients and brokers in almost 150 countries. Bermuda-headquartered with offices around the world, we are listed on the New York Stock Exchange (SPNT). We write a global portfolio of Accident & Health, Specialty, Property and Runoff & Other business, combining data and creative thinking to underwrite risks with skill and discipline. With over $3 billion total capital as of June 30, 2021, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information please visit www.siriuspt.com.
Contacts
Investor Relations
Clare Kerrigan - Corporate Communications and Investor Relations
clare.kerrigan@siriuspt.com
+1 441 542-3333

SIRIUSPOINT LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2021 and December 31, 2020
(expressed in millions of U.S. dollars, except per share and share amounts)

	June 30, 2021	December 31, 2020
Assets
Investments in related party investment funds, at fair value (cost - $891.9; 2020 - $891.9)	$1,254.4	$1,055.6
Debt securities, trading, at fair value (cost - $2,006.3; 2020 - $91.4)	2,009.3	101.3
Short-term investments, at fair value (cost - $767.7; 2020 - N/A)	766.7	—
Equity securities, trading, at fair value (cost - $4.9; 2020 - N/A)	5.0	—
Other long-term investments, at fair value (cost - $414.9; 2020 - $4.0)	463.7	4.0
Total investments	4,499.1	1,160.9
Cash and cash equivalents	1,032.6	526.0
Restricted cash and cash equivalents	1,554.4	1,187.9
Due from brokers	55.7	94.9
Interest and dividends receivable	11.1	0.9
Insurance and reinsurance balances receivable, net	1,515.3	441.9
Deferred acquisition costs, net and value of business acquired	212.1	68.6
Unearned premiums ceded	247.0	20.5
Loss and loss adjustment expenses recoverable, net	516.6	14.4
Deferred tax asset	216.3	0.4
Intangible assets	176.7	—
Other assets	153.7	18.8
Total assets	$10,190.6	$3,535.2
Liabilities
Loss and loss adjustment expense reserves	$4,232.3	$1,310.1
Unearned premium reserves	1,238.1	284.8
Reinsurance balances payable	526.3	78.1
Deposit liabilities	148.6	153.0
Securities sold, not yet purchased, at fair value	10.0	12.0
Due to brokers	38.9	—
Accounts payable, accrued expenses and other liabilities	164.1	17.6
Deferred tax liability	190.2	—
Liability-classified capital instruments	122.2	—
Debt	836.5	114.3
Total liabilities	7,507.2	1,969.9
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	—
Common shares (issued and outstanding: 161,945,750; 2020 - 95,582,733)	16.2	9.6
Additional paid-in capital	1,646.6	933.9
Retained earnings	815.8	620.4
Accumulated other comprehensive income	1.5	—
Shareholders’ equity attributable to SiriusPoint shareholders	2,680.1	1,563.9
Noncontrolling interests	3.3	1.4
Total shareholders’ equity	2,683.4	1,565.3
Total liabilities, noncontrolling interests and shareholders’ equity	$10,190.6	$3,535.2

SIRIUSPOINT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and six months ended June 30, 2021 and 2020
(expressed in millions of U.S. dollars, except per share and share amounts)

	Three months ended		Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues
Net premiums earned	$466.3	$140.8	$722.3	$287.1
Net realized and unrealized investment gains	23.9	36.0	55.4	47.6
Net investment income (loss) from investments in related party investment funds	45.6	98.6	198.8	(102.2)
Other net investment income	7.9	2.6	9.7	6.8
Net investment income (loss)	77.4	137.2	263.9	(47.8)
Other revenues	17.8	—	26.4	—
Total revenues	561.5	278.0	1,012.6	239.3
Expenses
Loss and loss adjustment expenses incurred, net	255.1	89.1	403.2	176.9
Acquisition costs, net	105.6	43.7	174.6	92.9
Other underwriting expenses	72.3	7.8	102.5	15.0
Net corporate and other expenses	25.7	8.9	94.0	15.3
Intangible asset amortization	1.3	—	2.1	—
Interest expense	9.8	2.0	14.7	4.1
Foreign exchange (gains) losses	12.0	(0.8)	(0.4)	(9.0)
Total expenses	481.8	150.7	790.7	295.2
Income (loss) before income tax expense	79.7	127.3	221.9	(55.9)
Income tax expense	(9.6)	(3.3)	(19.4)	(3.7)
Net income (loss)	70.1	124.0	202.5	(59.6)
Net income attributable to noncontrolling interests	(1.6)	—	(1.6)	—
Net income (loss) available to SiriusPoint	68.5	124.0	200.9	(59.6)
Dividends on Series B preference shares	(4.0)	—	(5.5)	—
Net income (loss) available to SiriusPoint common shareholders	$64.5	$124.0	$195.4	$(59.6)
Earnings (loss) per share available to SiriusPoint common shareholders
Basic earnings (loss) per share available to SiriusPoint common shareholders	$0.37	$1.33	$1.32	$(0.65)
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$0.37	$1.33	$1.30	$(0.65)
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	158,832,629	92,593,599	137,912,915	92,392,718
Diluted	160,894,216	92,738,293	139,561,196	92,392,718

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended June 30, 2021
	A&H	Specialty	Property	Runoff & Other	Total
Gross premiums written (1)	$90.6	$289.3	$213.2	$(30.4)	$562.7
Net premiums written (1)	75.8	241.1	173.3	(31.2)	459.0
Net premiums earned (1)	103.7	231.1	154.4	(22.9)	466.3
Loss and loss adjustment expenses incurred, net (2)	52.1	151.2	74.3	(22.5)	255.1
Acquisition costs, net	19.8	60.8	27.6	(2.6)	105.6
Other underwriting expenses (2)	28.7	19.2	22.3	2.1	72.3
Net underwriting income (loss)	$3.1	$(0.1)	$30.2	$0.1	33.3
Other revenues					17.8
Net investment income					77.4
Net corporate and other expenses					(25.7)
Intangible asset amortization					(1.3)
Interest expense					(9.8)
Foreign exchange losses					(12.0)
Income before income tax expense					$79.7

Underwriting Ratios: (3)
Loss ratio	50.2%	65.4%	48.1%	NM	54.7%
Acquisition cost ratio	19.1%	26.3%	17.9%	NM	22.6%
Other underwriting expenses ratio	27.7%	8.3%	14.4%	NM	15.5%
Combined ratio (4)	97.0%	100.0%	80.4%	NM	92.8%

	Three months ended June 30, 2020
	A&H	Specialty	Property	Runoff & Other	Total
Gross premiums written (1)	$1.3	$73.8	$72.6	$—	$147.7
Net premiums written (1)	1.3	70.7	57.3	—	129.3
Net premiums earned (1)	0.7	98.5	41.0	0.6	140.8
Loss and loss adjustment expenses incurred, net (2)	2.3	67.8	19.2	(0.2)	89.1
Acquisition costs, net	—	33.8	9.8	0.1	43.7
Other underwriting expenses (2)	0.1	4.8	1.6	1.3	7.8
Net underwriting income (loss)	$(1.7)	$(7.9)	$10.4	$(0.6)	0.2
Net investment income					137.2
Net corporate and other expenses					(8.9)
Interest expense					(2.0)
Foreign exchange gains					0.8
Income before income tax expense					$127.3

Underwriting Ratios: (3)
Loss ratio	328.6%	68.8%	46.8%	NM	63.3%
Acquisition cost ratio	—%	34.3%	23.9%	NM	31.0%
Other underwriting expenses ratio	14.3%	4.9%	3.9%	NM	5.5%
Combined ratio (4)	342.9%	108.0%	74.6%	NM	99.8%

(1)Includes service fee revenue from the Company’s MGUs of $14.0 million for the three months ended June 30, 2021 (2020 - $nil).
(2)Loss and loss adjustment expenses incurred, net and other underwriting expenses include expenses associated with the Company’s MGUs of $3.5 million and $23.6 million, respectively, for the three months ended June 30, 2021 (2020 - $nil and $nil).
(3)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(4)Ratios considered not meaningful ("NM") to Runoff & Other.
(5)The Company modified the presentation of its operating segments in the first quarter of 2021 to better align with the manner in which management monitors the performance of its operations. This change was primarily due to the Company’s acquisition of Sirius Group. Prior period segment results have been adjusted to conform to the current period presentation.

	Six months ended June 30, 2021
	A&H	Specialty	Property	Runoff & Other	Total
Gross premiums written (1)	$225.4	$457.0	$275.3	$(28.4)	$929.3
Net premiums written (1)	179.4	385.6	233.6	(29.3)	769.3
Net premiums earned (1)	138.7	370.1	234.6	(21.1)	722.3
Loss and loss adjustment expenses incurred, net (2)	66.1	238.3	119.7	(20.9)	403.2
Acquisition costs, net	24.9	103.1	48.8	(2.2)	174.6
Other underwriting expenses (2)	39.3	29.1	30.5	3.6	102.5
Net underwriting income	$8.4	$(0.4)	$35.6	$(1.6)	42.0
Other revenues					26.4
Net investment income					263.9
Net corporate and other expenses					(94.0)
Intangible asset amortization					(2.1)
Interest expense					(14.7)
Foreign exchange gains					0.4
Income before income tax expense					$221.9

Underwriting Ratios: (3)
Loss ratio	47.7%	64.4%	51.0%	NM	55.8%
Acquisition cost ratio	18.0%	27.9%	20.8%	NM	24.2%
Other underwriting expenses ratio	28.3%	7.9%	13.0%	NM	14.2%
Combined ratio	94.0%	100.2%	84.8%	NM	94.2%

	Six months ended June 30, 2020
	A&H	Specialty	Property	Runoff & Other	Total
Gross premiums written (1)	$2.6	$153.2	$117.6	$—	$273.4
Net premiums written (1)	2.6	147.6	102.3	—	252.5
Net premiums earned (1)	1.9	197.9	86.1	1.2	287.1
Loss and loss adjustment expenses incurred, net (2)	3.3	135.2	37.3	1.1	176.9
Acquisition costs, net	0.2	67.3	25.7	(0.3)	92.9
Other underwriting expenses (2)	0.1	9.3	3.1	2.5	15.0
Net underwriting income (loss)	$(1.7)	$(13.9)	$20.0	$(2.1)	2.3
Net investment loss					(47.8)
Net corporate and other expenses					(15.3)
Interest expense					(4.1)
Foreign exchange gains					9.0
Loss before income tax expense					$(55.9)

Underwriting Ratios: (3)
Loss ratio	173.7%	68.3%	43.3%	NM	61.6%
Acquisition cost ratio	10.5%	34.0%	29.8%	NM	32.4%
Other underwriting expenses ratio	5.3%	4.7%	3.6%	NM	5.2%
Combined ratio	189.5%	107.0%	76.7%	NM	99.2%
(1)Includes service fee revenue from the Company’s MGUs of $24.8 million for the six months ended June 30, 2021 (2020 - $nil).
(2)Loss and loss adjustment expenses incurred, net and other underwriting expenses include expenses associated with the Company’s MGUs of $4.4 million and $30.9 million, respectively, for the six months ended June 30, 2021 (2020 - $nil and $nil).
(3)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(4)Ratios considered not meaningful ("NM") to Runoff & Other.
(5)The Company modified the presentation of its operating segments in the first quarter of 2021 to better align with the manner in which management monitors the performance of its operations. This change was primarily due to the Company’s acquisition of Sirius Group. Prior period segment results have been adjusted to conform to the current period presentation.

SIRIUSPOINT LTD.
NON-GAAP MEASURES AND RECONCILIATIONS & KEY PERFORMANCE INDICATORS
Key Performance Indicator
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income (loss) available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders' equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three and six months ended June 30, 2021 and 2020 was calculated as follows:

	Three months ended		Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	($ in millions)
Net income (loss) available to SiriusPoint common shareholders	$64.5	$124.0	$195.4	$(59.6)
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	$2,407.5	$1,231.7	$1,563.9	$1,414.1
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,480.1	1,357.3	2,480.1	1,357.3
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$2,443.8	$1,294.5	$2,022.0	$1,385.7
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	10.6%	38.3%	19.3%	(8.6)%
Net Underwriting Income
We measure segment performance for our underwriting segments based on net underwriting income or loss. Net underwriting income is a pre-tax measure of underwriting profitability that takes into account net premiums earned as revenues, including service fee revenue from the Company’s managing general underwriting subsidiaries, and loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses as expenses. Other underwriting expenses include those operating expenses that are incremental and/or directly attributable to our individual underwriting operations. See the accompanying Segment Reporting above for a calculation of net underwriting income.
Combined Ratio
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by net premiums earned. This ratio is a key indicator of a company’s underwriting profitability. See the accompanying Segment Reporting above for a calculation of the combined ratio.
Basic Book Value Per Share, Tangible Basic Book Value Per Share, Diluted Book Value Per Share, Tangible Diluted Book Value Per Share
Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing common shareholders’ equity attributable to SiriusPoint common shareholders by the number of common shares outstanding, excluding the total number of issued unvested restricted shares, at period end.
Tangible basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing tangible common shareholders’ equity attributable to SiriusPoint common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Tangible book value per share is useful to investors because it measures the realizable value of shareholder returns, excluding the impact of intangible assets.
Diluted book value per share and tangible diluted book value per share, as presented, are non-GAAP financial measures and are calculated using the treasury stock method. Under the treasury stock method, we assume that proceeds received from in-the-money options and/or warrants exercised are used to repurchase common shares in the market. The dilutive effect of restricted shares, restricted share units and options are calculated in a manner consistent with how dilution is calculated using the treasury stock method for earnings per share. We have also followed a similar approach for calculating dilution for warrants, Series A preference shares, Upside Rights and other potentially dilutive securities issued as part of our acquisition of Sirius Group.

The following table sets forth the computation of basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share as of June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Basic and diluted book value per share numerator:	($ in millions, except share and per share amounts)
Shareholders' equity attributable to SiriusPoint shareholders	$2,680.1	$1,563.9
Less: Series B preference shares	(200.0)	—
Common shareholders’ equity attributable to SiriusPoint common shareholders - basic	2,480.1	1,563.9
Plus: carrying value of Series A preference shares issued in merger	38.4	—
Common shareholders’ equity attributable to SiriusPoint common shareholders - diluted	2,518.5	1,563.9
Less: intangible assets	(176.7)	—
Tangible common shareholders' equity attributable to SiriusPoint common shareholders - basic	2,303.4	1,563.9
Tangible common shareholders' equity attributable to SiriusPoint common shareholders - diluted	$2,341.8	$1,563.9
Basic and diluted book value per share denominator:
Common shares outstanding	161,945,750	95,582,733
Unvested restricted shares	(2,879,187)	(2,933,993)
Basic book value per share denominator	159,066,563	92,648,740
Effect of dilutive Series A preference shares issued in merger	2,088,464	—
Effect of dilutive warrants	24,295	—
Effect of dilutive stock options, restricted shares and restricted share units issued to directors and employees	2,629,954	969,386
Diluted book value per share denominator	163,809,276	93,618,126

Basic book value per share	$15.59	$16.88
Tangible basic book value per share	$14.48	$16.88
Diluted book value per share	$15.37	$16.71
Tangible diluted book value per share	$14.30	$16.71